 Exhibit 3

Transactions in the Securities of the Issuer During the Past Sixty Days

1. Transactions by 3i, LP (other than from conversions)

Entity	Trade Date	Transaction Type	Number of Shares of Common Stock	Price
3i, LP	05-29-2026	Sale	(11,432)	$ 0.7359
3i, LP	06-11-2026	Sale	(20,000)	$ 1.0493
3i, LP	06-12-2026	Sale	(1,000)	$ 0.5842
3i, LP	06-16-2026	Sale	(4,336)	$ 0.5415
3i, LP	06-22-2026	Sale	(6,485)	$ 0.4983
3i, LP	06-22-2026	Purchase	9,703	$ 0.5162
3i, LP	06-25-2026	Sale	(31,309)	$ 0.5207
3i, LP	06-26-2026	Sale	(4,310)	$ 0.5243
3i, LP	06-29-2026	Sale	(6,800)	$ 0.5063
3i, LP	06-30-2026	Sale	(4,421)	$ 0.5079
3i, LP	07-01-2026	Sale	(1,101)	$ 0.4980
3i, LP	07-02-2026	Sale	(250)	$ 0.5003
3i, LP	07-14--2026	Sale	(29,512)	$ 0.5253
3i, LP	07-17-2026	Sale	(2,304)	$ 0.4972
3i, LP	07-20-2026	Sale	(8,598)	$ 0.4234
3i, LP	07-22-2026	Sale	(977)	$ 0.4079
3i, LP	07-24--2026	Sale	(12,084)	$ 0.4222

2. Transactions by 3i, LP from conversions

Entity	Trade Date	Transaction Type	Number of Shares of Common Stock Converted	Conversion Price per Share
3i, LP	06-11-2026	Acquisition upon Conversion of Shares of Series B Preferred Stock	106,654	$ 0.5532
3i, LP	06-21-2026	Acquisition upon Conversion of Shares of Series B Preferred Stock	123,083	$ 0.4807
3i, LP	07-19-2026	Acquisition upon Conversion of Shares of Series B Preferred Stock	256,105	$ 0.3769

3. Transactions by Tumim Stone

Entity	Trade Date	Transaction Type	Number of Shares of Common Stock	Price
Tumim Stone	05-29-2026	Sale	(4,500)	$0.7393
Tumim Stone	06-01-2026	Sale	(13,101)	$0.7076
Tumim Stone	06-02-2026	Sale	(2,776)	$0.6530
Tumim Stone	06-03-2026	Purchase in the open markets	10,000	$0.6280
Tumim Stone	06-03-2026	Sale	(1,492)	$0.6350
Tumim Stone	06-04-2026	Sale	(2,068)	$0.7018
Tumim Stone	06-11-2026	Purchase pursuant to the ELOC Purchase Agreement	129,000	$0.5355
Tumim Stone	06-11-2026	Sale	(300,436)	$0.8170
Tumim Stone	06-12-2026	Sale	(131,376)	$0.5446
Tumim Stone	06-15-2026	Sale	(45,915)	$0.5510
Tumim Stone	06-16-2026	Sale	(7,224)	$0.5145
Tumim Stone	06-18-2026	Sale	(3,968)	$0.5313
Tumim Stone	06-22-2026	Sale	(6,382)	$0.5104
Tumim Stone	06-25-2026	Sale	(500)	$0.5196